Exhibit 99.1

       Tasty Baking Company Appoints Mark T. Timbie to Board of Directors

    PHILADELPHIA--(BUSINESS WIRE)--April 3, 2007--Tasty Baking Company (NasdaqGM: TSTY) announced today the appointment of Mark T. Timbie to its Board of Directors as a Class I director with a term expiring in 2008, effective April 15, 2007.

    Mr. Timbie serves as President - North American Consumer Foods of McCormick & Company, Inc. McCormick & Company, Inc. manufactures, markets, and distributes spices, seasonings and flavors to the entire food industry. Mr. Timbie's responsibilities include overseeing the U.S. Consumer and Industrial manufacturing plants in North America as well as McCormick's Global Export Department.

    Mr. Timbie joins the following distinguished members of Tasty
Baking Company's Board of Directors:

    --  James E. Ksansnak, Chairman of the Board of Tasty Baking
        Company and retired Vice Chairman and Chief Financial Officer of ARAMARK

    --  Fred C. Aldridge, retired Partner of Stradley, Ronon, Stevens
        & Young, LLP

    -- Mark G. Conish, Vice President, Global Operations, of Church & Dwight Co., Inc.

    --  James C. Hellauer, retired Executive Director of the Colmen
        Group

    --  Ronald J. Kozich, retired Managing Partner of Ernst & Young,
        Philadelphia

    --  James E. Nevels, Chairman of the Swarthmore Group

    -- Charles P. Pizzi, President and Chief Executive Officer of Tasty Baking Company

    --  Judith M. von Seldeneck, Chairman of Diversified Search, Inc.

    -- David J. West, Executive Vice President and Chief Operating Officer of The Hershey Company

    James E. Ksansnak, Chairman of the Board of Directors of Tasty Baking Company, said, "We are pleased to welcome Mark as he joins our Board of Directors. Mark brings to the Board significant experience in sales and marketing, which will be a vital asset to the business. We look forward to having Mark help serve our shareholders as we continue to build long-term value."

    The company also announced that Fred C. Aldridge, Jr., a Class I director, has announced that he will retire from the Tasty Baking Board of Directors immediately following the May 10, 2007, Annual Meeting of Shareholders. Mr. Aldridge has served on the Board of Directors since 1981.

    ABOUT TASTY BAKING COMPANY

    Tasty Baking Company (NasdaqGM: TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country's leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company's website or by calling 1-800-33-TASTY.

    "Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995

    Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company's annual reports to shareholders and the company's periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. The company assumes no obligation to publicly update or revise any forward-looking statements.

    CONTACT: Tasty Baking Company
             Mary C. Borneman, 215-221-8537
             mary.borneman@tastykake.com
             or
             David S. Marberger or Chad Ramsey, 215-221-8500